Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 2014, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-193784) and related prospectus of Nano Vibronix Inc. dated March 25, 2014.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
March 25, 2014	A Member of Ernst & Young Global